UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

METROMILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39484	84-4916134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Market Street #700 San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(888) 242-5204

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MILE	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	MILEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

This is a supplement to the Definitive Proxy Statement on Schedule 14A filed by Metromile, Inc., a Delaware corporation (“Metromile” or the “Company”), with the Securities and Exchange Commission (the “SEC”) on December 29, 2021 (the “Definitive Proxy Statement”) that was first mailed to Metromile stockholders in connection with the solicitation of proxies for use at a special meeting of stockholders of Metromile (the “Special Meeting”) to be virtually held on February 1, 2022, at 9:00 a.m., Pacific Time, at www.virtualshareholdermeeting.com/MILE2022SM.

The purpose of the Special Meeting is to consider and vote on a proposal to adopt the Agreement and Plan of Merger and Combination, dated as of November 8, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among Metromile, Lemonade, Inc. (“Lemonade”), Citrus Merger Sub A, Inc., a wholly owned subsidiary of Lemonade, and Citrus Merger Sub B, LLC, a wholly owned subsidiary of Lemonade (the “Merger Proposal”).  Upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Acquisition Sub I will merge with and into Metromile, with Metromile continuing as the surviving entity (the “Initial Surviving Corporation”) (the “first merger”) and (ii) the Initial Surviving Corporation will then merge with and into Acquisition Sub II, with Acquisition Sub II continuing as the surviving entity and as a wholly owned subsidiary of Lemonade (the “second merger” and, together with the first merger, the “mergers”).

The Definitive Proxy Statement is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth in this Current Report on Form 8-K. To the extent that information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Capitalized terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

As previously disclosed, on December 21, 2021, December 23, 2021 and December 29, 2021, Metromile received letters on behalf of purported stockholders of Metromile, in each case stating the stockholder’s belief that the Definitive Proxy Statement contained in the Form S-4 filed by Lemonade with the SEC on December 14, 2021 (the “Form S-4”), omitted material information with respect to the transaction and demanding that Metromile make additional and supplemental disclosures regarding the transaction prior to the Metromile special meeting. One letter also requested to inspect certain of Metromile’s books and records pursuant to Section 220 of the Delaware General Corporation Law based on allegations of suspected wrongdoing in connection with Metromile’s sale process. On January 10, 2022, Metromile received another letter on behalf of another purported stockholder stating that stockholder’s belief that the Form S-4 omitted material information with respect to the transaction, demanding that Metromile make additional and supplemental disclosures regarding the transaction prior to the Metromile special meeting, and requesting to inspect certain of Metromile’s books and records pursuant to Section 220 based on allegations of suspected wrongdoing in connection with Metromile’s sale process.

As previously disclosed, another purported stockholder of Metromile filed a complaint in the Southern District of New York alleging Metromile’s disclosures with respect to the transaction were incomplete and requesting injunctive relief to prevent the consummation of the Mergers, unless certain allegedly material information is disclosed. That complaint was brought by the plaintiff individually and is captioned Villareal v. Metromile, Inc. et al., Case No. 1:21-cv-11045 (S.D.N.Y.). Additional purported stockholders filed similar complaints on December 30, 2021, January 10, 2022, January 11, 2022, January 13, 2022, January 14, 2022, and January 17, 2022. These lawsuits were brought by the plaintiffs individually and are captioned: Patel v. Metromile, Inc. et al., Case No. 1:3:21-cv-10068 (N.D. Cal.); McKellar v. Metromile, Inc. et al., Case No. 1:22-cv-00214 (S.D.N.Y.); Prados v. Metromile, Inc. et al., Case No. 2:22-cv-00100 (D.N.J.); Bushansky v. Metromile, Inc. et al., Case No. 3:22-cv-00180 (N.D. Cal.); Bacchi v. Metromile, Inc. et al., Case No. 1:22-cv-00056 (D. Del.); Blake v. Metromile, Inc. et al., Case No. 2:22-cv-00165 (E.D. Pa.); Wheeler v. Metromile, Inc. et al., Case No. 1:22-cv-00055 (D. Del.); Wilhelm v. Metromile, Inc. et al., Case No. 1:22-cv-00061 (D. Del.); Carlisle v. Metromile, Inc. et al., Case No. 1:22-cv-00404 (S.D.N.Y.).

Metromile believes the allegations contained within the demand letters and complaint are without merit and that no further disclosure is required by applicable rule, statute, regulation or law beyond that already made. However, in order to preclude any efforts to delay the closing of the mergers, avoid nuisance and alleviate the costs, distractions, risks and uncertainties inherent in litigation, Metromile has determined to voluntarily supplement the Definitive Proxy Statement with certain supplemental disclosures (the “Supplemental Disclosures”) as described in the following section entitled “Supplemental Disclosures to the Definitive Proxy Statement” in this Current Report on Form 8-K (“Current Report”). Nothing in this Current Report shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Metromile specifically denies all allegations by the purported Metromile stockholders that any additional disclosure was or is required. Metromile’s board of directors continues to recommend that Metromile stockholders vote “FOR” the merger proposal and the adjournment proposal at the Special Meeting.

Supplemental Disclosures to the Definitive Proxy Statement

The following supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references are to pages in the Definitive Proxy Statement, and terms used below, unless otherwise defined, have the meaning set forth in the Definitive Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Definitive Proxy Statement, and deleted text is stricken through.

The second sentence of the below paragraph on page 82 of the Definitive Proxy Statement under the section “The Mergers — Background of the Mergers” is amended and supplemented to read as follows:

On August 16, 2021, Mr. Preston contacted representatives of Party B regarding a potential strategic transaction involving the EBS business. A non-disclosure agreement on customary terms was executed by Metromile and Party B on August 23, 2021 (which non-disclosure agreement did not contain a standstill provision), and representatives of Metromile and Party B met later that day to discuss a potential strategic transaction involving the EBS business. On August 26, 2021, representatives of Party B contacted Mr. Preston to confirm that Party B was not interested in pursuing a transaction with Metromile involving the EBS business.

The third sentence of the below paragraph on page 83 of the Definitive Proxy Statement under the section “The Mergers — Background of the Mergers” is amended and supplemented to read as follows:

On August 26, 2021, the Metromile board of directors held a meeting at which members of Metromile senior management and representatives of Cooley LLP (“Cooley”), Metromile’s corporate counsel, and Allen & Company were also present. At that meeting, Mr. Preston provided an update on the discussions with Lemonade and his preliminary conversations with Party A and Party B. The Metromile board of directors also approved and formalized the formation of the strategic committee and further approved that the strategic committee would be responsible for decisions regarding the identification of third parties that would be included in Metromile’s outreach to potential strategic partners, and for providing Metromile’s management team and advisors with direction, guidance and oversight regarding any process involving potential strategic alternatives; provided that ~~and that~~ the strategic committee would not enter into exclusivity with a potential strategic partner without approval from the full Metromile board of directors, and any final determination with respect to price and other material terms of a potential strategic transaction would be reserved for the full Metromile board of directors.~~, nor negotiate on price, without the Metromile board of directors’ input and direction~~. Representatives of Cooley also provided the Metromile board of directors with an overview of its fiduciary duties in the context of the exploration of potential strategic alternatives. In order to enable Metromile to better understand potential alternatives available to it in light of the inbound interest from Lemonade and the preliminary conversations with Party A, Allen & Company suggested that Metromile consider contacting selected third parties that might be interested in a strategic transaction with Metromile and could potentially provide long-term value to Metromile’s stockholders. Allen & Company noted that, given the small group of potential strategic partners that might be considered viable candidates, a tailored strategic approach to certain potential counterparties could provide Metromile with a sense of the potential strategic alternatives available to it in the near term and discussed with the Metromile board of directors certain potential companies (in addition to Lemonade and Party A) that could be considered. After discussion, the Metromile board of directors approved approaching certain additional companies, taking into account, among other factors, the strategic fit for Metromile’s business, the rationale for a potential transaction and the perceived likelihood of engaging in discussions regarding a potential strategic transaction that could be actionable in the near term, in order to gauge their interest in a potential strategic transaction with Metromile. The Metromile board of directors also indicated its desire that Metromile’s management team continue to engage in discussions with Lemonade and Party A.

The last sentence of the below paragraph on page 85 of the Definitive Proxy Statement under the section “The Mergers — Background of the Mergers” is amended and supplemented to read as follows:

On September 27, 2021, the strategic committee held a meeting with members of Metromile senior management and representatives of Kirkland, Allen & Company and Cooley. Mr. Preston and Allen & Company updated the strategic committee on the conversations with Party A and its financial advisor, noting that, while Party A indicated that it was interested in exploring a potential strategic transaction with Metromile, Party A previously mentioned that it was considering another potential transaction as a priority and was significantly behind in its assessment of potential synergies and due diligence process relative to Lemonade. Metromile’s senior management team indicated that they would continue to encourage Party A to advance its due diligence review of Metromile. Allen & Company also updated the strategic committee on the progress of Metromile’s outreach to the additional companies approved by the Metromile board of directors at its August 26, 2021 meeting, and that all such companies had declined to proceed with discussions with Metromile and its representatives regarding a potential strategic transaction with Metromile. Allen & Company also updated the strategic committee on the progress of Metromile’s outreach to Party C, indicating that Party C had not yet indicated if it was interested in engaging in discussions regarding a strategic transaction with Metromile. Allen & Company also provided an overview of selected analysts’ perspectives on Lemonade and certain financial information relating to Lemonade and Metromile. The strategic committee then discussed potential responses to Lemonade’s term sheet and Lemonade’s September ~~18~~ 23, 2021 verbal non-binding indication of interest to acquire Metromile at an exchange ratio equal to one share of Lemonade common stock for every 18 shares of Metromile common stock and, after such discussion, instructed Allen & Company to submit a counterproposal to Lemonade on behalf of Metromile for a transaction with an exchange ratio that reflected approximately 20-25% premium to Metromile’s current market price (or an exchange ratio of one share of Lemonade common stock for every 14.4-15.0 shares of Metromile common stock).

The third and fourth sentences of the disclosure on page 100 of the Definitive Proxy Statement under the section “Opinion of Metromile’s Financial Advisor — Financial Analysis — Discounted Cash Flow Analyses — Metromile” is amended and supplemented to read as follows:

Allen & Company calculated implied terminal values for Metromile by applying, based on Allen & Company’s professional judgment, ~~to Metromile’s fiscal year 2031 estimated net operating profit after tax for its insurance operations~~ a selected range of net operating profit after tax multiples of 16.0x to 19.0x ~~and applying~~ to Metromile’s fiscal year 2031 estimated net operating profit after tax for its insurance operations and ~~revenue for its enterprise business operations~~ a selected revenue multiple of 6.5x to Metromile’s fiscal year 2031 estimated revenue for its enterprise business operations. The present values (as of September 30, 2021) of the cash flows and terminal values were then calculated using a selected range of discount rates of 8.5% to 9.5% derived from a weighted average cost of capital calculation.

The third and fourth sentences of the disclosure on page 101 of the Definitive Proxy Statement under the section “Opinion of Metromile’s Financial Advisor — Financial Analysis — Discounted Cash Flow Analyses — Lemonade” is amended and supplemented to read as follows:

Allen & Company calculated implied terminal values for Lemonade by applying, based on Allen & Company’s professional judgment, ~~to Lemonade’s fiscal year 2031 estimated net operating profit after tax~~ a selected range of net operating profit after tax multiples of 16.0x to 19.0x to Lemonade’s fiscal year 2031 estimated net operating profit after tax. The present values (as of September 30, 2021) of the cash flows and terminal values were then calculated using a selected range of discount rates of 8.0% to 9.0% derived from a weighted average cost of capital calculation.

The disclosure on page 104 of the Definitive Proxy Statement under the section “Certain Financial Forecasts Utilized by Metromile in Connection with the Mergers — October Metromile Forecasts” is amended and supplemented by including additional line items and related footnotes as follows:

October Metromile Forecasts

The following is a summary of the October Metromile forecasts:

	Fiscal Year Ending December 31,
(Dollars in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
Direct Earned Premium	$131	$183	$272	$385	$512	$644	$780	$924	$1,075	$1,235
Insurance Revenue	$132	$187	$281	$397	$530	$665	$807	$955	$1,111	$1,277
Contribution Profit(1)	$0	$12	$31	$57	$93	$136	$187	$245	$304	$350
Operating Income	$(126)	$(130)	$(132)	$(127)	$(102)	$(69)	$(28)	$22	$74	$109
Net Operating Profit After Tax(2)	$(126)	$(130)	$(132)	$(127)	$(102)	$(69)	$(28)	$22	$74	$109
Cash Flow Summary
Net Operating Profit After Tax(2)	$(126)	$(130)	$(132)	$(127)	$(102)	$(69)	$(28)	$22	$74	$109
Net Depreciation & Amortization and Capital Expenditures	$(2)	$0	$(1)	$(2)	$(1)	$2	$1	$2	$2	$0
Change in Working Capital	$17	$26	$33	$5	$(4)	$(17)	$(33)	$(49)	$(68)	$(31)
Unlevered Free Cash Flow(3)	$(111)	$(104)	$(100)	$(124)	$(108)	$(84)	$(60)	$(25)	$8	$78

(1)	Contribution Profit is defined as premiums, interest and other income, minus losses, loss adjustment expense, premium taxes, bad debt, payment processing fees, data costs, underwriting reports and other costs related to servicing policies.
(2)	Net Operating Profit After Tax is inclusive of the potential tax benefit through the tax savings expected from Metromile’s net operating losses.
(3)	Unlevered Free Cash flow is defined as after-tax operating income, less capital expenditures, plus depreciation and amortization, plus change in net working capital. Includes the potential tax benefit through the tax savings expected from Metromile’s net operating losses. The present value (as of September 30, 2021) of potential future tax benefits subsequent to the forecast period related to such net operating losses until fully utilized is estimated to be approximately $53 million to $59 million in the aggregate.

The disclosure on pages 104 of the Definitive Proxy Statement under the section “Certain Financial Forecasts Utilized by Metromile in Connection with the Mergers — Extrapolated Lemonade Forecasts” is amended and supplemented by including additional line items and related footnotes as follows:

Extrapolated Lemonade Forecasts

The following is a summary of the extrapolated Lemonade forecasts:

	Fiscal Year Ending December 31,
(Dollars in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
In Force Premium	$632	$864	$1,248	$1,693	$2,235	$2,838	$3,520	$4,224	$5,000	$5,750
Gross Earned Premium	$458	$692	$1,024	$1,400	$1,869	$2,414	$3,026	$3,685	$4,389	$5,116
Adjusted Gross Profit(1)	$91	$147	$212	$303	$414	$547	$701	$872	$1,061	$1,262
EBITDA(2)	$(235)	$(196)	$(173)	$(117)	$(39)	$57	$171	$299	$442	$594
Net Operating Profit After Tax(3)	$(302)	$(267)	$(250)	$(198)	$(122)	$(28)	$85	$212	$353	$503
Cash Flow Summary
Net Operating Profit After Tax(3)	$(302)	$(267)	$(250)	$(198)	$(122)	$(28)	$85	$212	$353	$503
Net Depreciation & Amortization and Capital Expenditures	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Change in Working Capital	$53	$87	$129	$176	$216	$255	$290	$334	$376	$438
Unlevered Free Cash Flow(4)	$(249)	$(180)	$(121)	$(22)	$94	$227	$374	$546	$729	$942

(1)	Adjusted Gross Profit is defined as gross profit, excluding net investment income, plus employee- related costs, plus professional fees and other, plus depreciation and amortization (allocated to cost of revenue).
(2)	EBITDA is defined as net loss excluding the impact of interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income and other transactions that Lemonade considers to be unique in nature.
(3)	Net Operating Profit After Tax is inclusive of the potential tax benefit through the tax savings expected from Lemonade’s net operating losses.
(4)	Unlevered free cash flow is defined as EBITDA, less stock-based compensation expense, less cash taxes, less capital expenditures, plus change in working capital. Includes the potential tax benefit as a result of the tax savings expected from Lemonade’s net operating losses. The present value (as of September 30, 2021) of potential future tax benefits subsequent to the forecast period related to such net operating losses until fully utilized is estimated to be approximately $44 million to $49 million in the aggregate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2022	METROMILE, INC.

	By:	/s/ Dan Preston
	Name:	Dan Preston
	Title:	Chief Executive Officer

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